UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2012

Strategic Storage Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-53644

MD	32-0211624
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant's telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

See description in Item 2.03 below, which is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant

On August 15, 2012, Strategic Storage Operating Partnership, L.P., the operating partnership of Strategic Storage Trust, Inc. (the "Registrant"), and certain special purpose entities wholly-owned by the operating partnership entered into that certain First Amendment to Second Amended and Restated Credit Agreement (the "First Amendment") with KeyBank National Association ("KeyBank"), which amends the Second Amended and Restated Credit Agreement, dated as of December 27, 2011 (the "Second Restated KeyBank Credit Facility"). The First Amendment includes the following salient provisions:

  Elimination of the Registrant's right to request additional borrowings under the Second Restated KeyBank Credit Facility, thus converting the Second Restated KeyBank Credit Facility from a revolving credit facility to a term loan that will be secured only by a portfolio of 12 properties located in Georgia and Florida (the "Homeland Portfolio") following the Refinancing Transaction discussed below.
  The Registrant is obligated to use commercially reasonable efforts to refinance, on a long-term basis, all or a portion of the twelve non-Homeland Portfolio properties by November 13, 2012 and apply the proceeds thereof, along with additional cash, if necessary, to reduce the outstanding principal from $82 million to $55 million (the "Refinancing Transaction"). The Registrant intends to use KeyBank as its lender for the Refinancing Transaction.
  At such time as the Refinancing Transaction closes, KeyBank will release all non-Homeland Portfolio properties from the security interests granted under the Second Restated KeyBank Credit Facility.
  Beginning the month after the Refinancing Transaction closes, the Registrant will be required to make monthly payments in an amount equal to $1,666,667 until the outstanding principal balance of the Second Restated KeyBank Credit Facility is reduced to $45 million.
  If the Refinancing Transaction does not occur by November 13, 2012, then beginning November 30, 2012, and on the last day of each month thereafter, the Registrant will be obligated to pay an amount equal to the greater of (a) $5 million per month or (b) 100% of the net equity proceeds from the Registrant's public offering received during such month, until such payments reduce the outstanding principal balance of the Second Restated KeyBank Credit Facility to $45 million.
  A required loan to value ratio related to the Homeland Portfolio of 65%.
  A required debt yield related to the Homeland Portfolio of 3% commencing on January 1, 2013 and increasing to 4% on July 1, 2013, 6% on January 1, 2014, 8% on July 1, 2014 and 10.5% on January 1, 2015.
  The elimination of KeyBank's right, upon determination that a successful syndication cannot be achieved, to change the terms of the Second Restated KeyBank Credit Facility. Such rights, however, will be reinstated effective November 14, 2012, if the Registrant fails to close the Refinancing Transaction by such date.
  The release of a parcel of unimproved land in Ladera Ranch, California as collateral.

Pursuant to that certain guaranty dated December 27, 2011 in favor of KeyBank, the Registrant continues to serve as a guarantor of all obligations due under the Second Restated KeyBank Credit Facility.

This description is qualified in its entirety by the First Amendment, which is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1 First Amendment to Second Amended and Restated Credit Agreement dated as of August 15, 2012

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Storage Trust, Inc.
Date: August 16, 2012	By:	/s/ Michael S. McClure
Michael S. McClure
Executive Vice President and Chief Financial Officer